SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) April 26, 2007
CYPRESS BIOSCIENCE, INC.

(Exact name of Registrant as specified in charter)

Delaware	0-12943	22-2389839

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4350 Executive Drive, Suite 325
San Diego, California 92121
(Address of principal executive offices)
Registrant’s telephone number, including area code: (858) 452-2323
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Samuel Anderson and Jack Vaughn, two current members of the Board of Directors of Cypress Bioscience, Inc. (the “Company”) are in the class whose term of office expires this year. Due to the duration of each member’s tenure on our Board, Mr. Anderson and Mr. Vaughn have decided not to stand for re-election to the Board and on April 26, 2007, tendered their resignations, effective immediately prior to the annual meeting of stockholders of the Company. Our annual meeting of stockholders is currently scheduled for 8:30 a.m. (California time) on June 11, 2007.
In addition, on April 26, 2007, the Board of Directors of the Company elected Roger L. Hawley and Tina S. Nova as directors. The Company’s Nominating and Corporate Governance Committee has not yet determined committee appointments for Mr. Hawley and Dr. Nova. Pursuant to the Company’s 2000 Equity Incentive Plan, as amended, Mr. Hawley and Dr. Nova received options to purchase 32,000 shares of the Company’s stock at an exercise price of $8.69 per share, which vests daily and ratably over one year, such that the options shall be fully vested as of April 26, 2008. Mr. Hawley and Dr. Nova will also receive $16,000 per year for services as a director and additional payments depending upon their committee appointments.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS BIOSCIENCE, INC.
By:	/s/ Jay D. Kranzler
Jay D. Kranzler
Chief Executive Officer

Date: May 1, 2007